Exhibit Index on Page 5

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2004

Commission File Number: 000-22635

VORNADO REALTY L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	13-3925979 (I.R.S. employer identification number)

888 SEVENTH AVENUE, NEW YORK, NEW YORK (Address of principal executive offices)	10019 (Zip Code)

(212) 894-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

ISSUANCE OF SERIES D-11 PREFERRED UNITS BY VORNADO REALTY L.P.

        On May 27, 2004, Vornado Realty L.P., a Delaware limited partnership through which Vornado Realty Trust conducts its business (the “Operating Partnership”), sold $35 million of Series D-11 Preferred Units of limited partnership interest (the “Series D-11 Preferred Units”) to an institutional investor in a private placement, resulting in net proceeds of approximately $34,125,000.

        The Series D-11 Preferred Units may be redeemed without penalty in whole or in part by the Operating Partnership at any time on or after May 27, 2009 for cash equal to $25 per Series D-11 Preferred Unit and any accumulated and unpaid distributions owing in respect of the Series D-11 Preferred Units being redeemed. At any time on or after the Series D-11 Effective Date (as defined below), holders of Series D-11 Preferred Units will have the right to have their Series D-11 Preferred Units redeemed by the Operating Partnership for (i) cash equal to the holder’s capital account after the carrying values of all Operating Partnership assets are adjusted pursuant to the limited partnership agreement of the Operating Partnership and the holder’s capital account is adjusted accordingly for the Series D-11 Preferred Units being redeemed or (ii) at the option of Vornado Realty Trust, one Series D-11 7.2% Cumulative Redeemable Preferred Share of Beneficial Interest (liquidation preference $25 per share), no par value (the “Series D-11 Preferred Shares”), of Vornado Realty Trust for each Series D-11 Preferred Unit redeemed. “The Series D-11 Effective Date” means the sooner of (i) May 27, 2014, (ii) the first business day following any period in which the Operating Partnership has failed to make full distributions in respect of the Series D-11 Preferred Units for six quarters, whether or not consecutive, (iii) the first business day following receipt by the holder of the Series D-11 Preferred Units of either notice from Vornado Realty Trust, or an opinion of counsel, that the Operating Partnership is or likely is a “publicly-traded partnership,” as defined in the Internal Revenue Code of 1986, as amended, and (iv) the first business day following the date on which the institutional investor to which the Series D-11 Preferred Units were issued reasonably determines that there is an imminent and substantial risk that the Series D-11 Preferred Units held by it represent or will represent 19.5% or more of the total profits or capital interests in the Operating Partnership for a taxable year.

        The Series D-11 Preferred Shares will be perpetual and will be redeemable at the option of Vornado Realty Trust at any time on and after May 27, 2009 for cash equal to $25 per Series D-11 Preferred Share plus dividends accumulated and unpaid prior to the date of redemption. No Series D-11 Preferred Shares are now outstanding. Vornado Realty Trust and the purchaser of the Series D-11 Preferred Units have entered into a registration rights agreement with respect to the Series D-11 Preferred Shares that may be issued upon redemption of Series D-11 Preferred Units.

        The press release attached to this Current Report on Form 8-K as Exhibit 99.2 was provided in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the requirements of Rule 135c, the press release is filed and incorporated by reference into this Item 5.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c).     Exhibits.

Exhibit No.	Description

99.1	Twenty-Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 2004 (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K dated May 27, 2004 of Vornado Realty Trust (File No. 001-11954), filed on June 14, 2004).

99.2	Press release of Vornado Realty Trust, dated as of May 28, 2004 (incorporated by reference to Exhibit 99.3 of the Current Report on Form 8-K dated May 27, 2004 of Vornado Realty Trust (File No. 001-11954, filed on June 14, 2004).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P. (Registrant)
By:	VORNADO REALTY TRUST, Sole General Partner
By:	/s/ Joseph Macnow

	Name: Title:	Joseph Macnow Executive Vice President— Finance and Administration, Chief Financial Officer

Date: June 9, 2004

Index to Exhibits

Exhibit No.	Description

99.1	Twenty-Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 2004 (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K dated May 27, 2004 of Vornado Realty Trust (File No. 001-11954), filed on June 14, 2004).

99.2	Press release of Vornado Realty Trust, dated as of May 28, 2004 (incorporated by reference to Exhibit 99.3 of the Current Report on Form 8-K dated May 27, 2004 of Vornado Realty Trust (File No. 001-11954, filed on June 14, 2004).